Exhibit 99.1

Seadrill Announces Fourth Quarter and Full Year 2025 Results

Hamilton, Bermuda, February 25, 2026 - Seadrill Limited (“Seadrill” or the “Company”) (NYSE: SDRL) today announced its fourth quarter and full year 2025 results.

Quarterly Highlights
•Secured contract awards across seven rigs, adding $0.5 billion dollars to Contract Backlog(1).
•West Capella received an award with PTTEP in Malaysia, adding over 14 months in firm term and enhancing earnings and Free Cash Flow(2) potential for 2026 and 2027.
•Reported full year 2025 net loss of $77 million and Adjusted EBITDA(3) of $353 million.
•Provides full year 2026 guidance ranges as follows: Total operating revenues of $1.40 billion to $1.45 billion, excluding $50 million of reimbursable revenues, Adjusted EBITDA(4) of $350 million to $400 million and Capital Expenditure and Long-Term Maintenance of $200 million to $240 million.

Financial Highlights

Figures in USD million, unless otherwise indicated	Three months ended December 31, 2025	Three months ended September 30, 2025
Total operating revenues	362	363
Contract revenues	273	280
Net loss	(10)	(11)
Adjusted EBITDA	88	86
Adjusted EBITDA margin excluding Reimbursables(3)	25.4%	24.4%
Diluted loss per share ($)	(0.16)	(0.17)

“Seadrill delivered solid full-year 2025 financial results while also strengthening our commercial position. Across the fleet, we executed complex deepwater programs ahead of schedule and budget, working closely with customers and key suppliers to develop innovative technical solutions and deliver record‑setting performance - all while raising the bar on safety and achieving the best Total Recordable Incident Rate in our history,” said President and CEO Simon Johnson. “Demand for deepwater rigs continues to improve as customers pursue longer‑term programs. With tightening supply, increasing multi‑year visibility, and the repricing of legacy contracts, Seadrill is entering 2026 from a position of strength, laying the foundation for an even more robust 2027 as utilization, dayrates, and contract durations gather positive momentum.”
Financial and Operational Results
Fourth quarter 2025 total operating revenues decreased to $362 million, compared to $363 million in the prior quarter. Fourth quarter 2025 total operating expenses increased by $7 million to $344 million, compared to $337 million in the prior quarter, largely attributable to an $11 million increase in depreciation and amortization.
Net loss for the fourth quarter was $10 million. Adjusted EBITDA was $88 million, compared to $86 million in the prior quarter.

Balance Sheet and Cash Flow
At quarter-end, Seadrill had gross principal debt of $625 million and $365 million in cash and cash equivalents, including $26 million of restricted cash, for a net debt position of $260 million. The use of cash during the fourth quarter of 2025 was related to:
•$69 million for capital additions and long-term maintenance, including accelerated spend relating to the contract preparations for West Capella, West Jupiter and West Tellus.

Exhibit 99.1
•$43 million payment pertaining to an unfavorable legal judgment associated with the Sonadrill joint venture previously disclosed in 2025.
•Timing of accounts payable disbursements.

Commercial Activity and Contract Backlog
•West Capella was awarded a contract with PTTEP in Malaysia, adding $152 million to contract backlog. The estimated term is 440 days and work is scheduled to commence in the second quarter of 2026.
•West Saturn secured a one year extension to its original 2022 contract with Equinor in Brazil, adding $114 million to contract backlog. The 365 day priced option is expected to commence in direct continuation of the current program in October 2026.
•West Neptune was awarded a contract with LLOG in the U.S. Gulf, adding $48 million to contract backlog. The estimated term is 120 days, with the contract expected to commence in May 2026 in direct continuation of the current program.
•West Elara was awarded a contract for accommodation services with Equinor in Norway. The work is scheduled to commence in the third quarter of 2026 and continue into the fourth quarter of 2027. Prior to this fixture, Seadrill reached a mutual agreement with the current contract holder to make the West Elara available.
•West Carina secured an extension to its current contract in Brazil through April 2026.
•Sevan Louisiana was awarded a contract with a large IOC in the U.S. Gulf. The estimated term is two months, with the contract commencing in March 2026.
•Sonangol Quenguela secured a contract extension with TotalEnergies in Angola. The additional term is for an estimated 10 months, committing the rig into February 2027.

As of February 25, 2026, Seadrill’s Contract Backlog was approximately $2.5 billion. The Company today provided an updated fleet status report on the Investor Relations section of its website, www.seadrill.com.

Conference Call Information
The Company will host a conference call to discuss its results on Thursday, February 26 at 08:00 CT / 15:00 CET. Interested participants may join the call by dialing +1 (800) 715-9871 (Conference ID: 7275294) at least 15 minutes prior to the scheduled start time. The Company will webcast the call live on the Investor Relations section of its website, where a replay will be available afterwards.

(1) Contract Backlog includes all firm contracts at the contractual operating dayrate multiplied by the number of days remaining in the firm contract period. It includes management contract revenues and leasing revenues from bareboat charter arrangements and excludes revenues for mobilization, demobilization, contract preparation, and other incentive provisions and backlog relating to non-consolidated entities.
(2) Free Cash Flow is a non-GAAP measure, calculated as Net cash (used in)/provided by operating activities less Additions to drilling units and equipment.
(3) These are non-GAAP measures. For a definition and a reconciliation to the most comparable GAAP measure, see Appendices.
(4) Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, net income. Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. The unavailable information could have a significant effect on the Company's full year 2026 GAAP financial results.

Exhibit 99.1
About Seadrill
Seadrill is setting the standard in deepwater oil and gas drilling. With its modern fleet, experienced crews, and advanced technologies, Seadrill safely, efficiently, and responsibly unlocks oil and gas resources for national, integrated, and independent oil companies. For further information, visit www.seadrill.com.

Contact
Kevin Smith
VP - Corporate Finance & IR
ir@seadrill.com

Exhibit 99.1
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release, including, without limitation, those regarding the Company’s outlook and guidance, plans, strategies, business prospects, contract awards, financial performance, operations, litigation, rig activity and changes and trends in its business and the markets in which it operates, are forward-looking statements. These forward-looking statements can often, but not necessarily, be identified by the use of forward-looking terminology, including the terms "assumes", "projects", "forecasts", "estimates", "expects", "anticipates", "believes", "plans", "intends", "may", "might", "will", "would", "can", "could", "should" or, in each case, their negative, or other variations or comparable terminology. These statements are based on management’s current plans, expectations, assumptions and beliefs concerning future events impacting the Company and therefore involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: those described under Part I, Item 1A, "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States ("U.S.") Securities and Exchange Commission (the “SEC”) on February 27, 2025, offshore drilling market conditions including supply and demand, dayrates, customer drilling programs and effects of new or reactivated rigs on the market, contract awards and rig mobilizations, contract backlog, dry-docking and other costs of maintenance, special periodic surveys, upgrades and regulatory work for the drilling units in the Company’s fleet, the performance of the drilling units in the Company’s fleet, delay in payment or disputes with customers, the Company’s ability to successfully employ its drilling units, procure or have access to financing, ability to comply with loan covenants, fluctuations in the international price of oil, international financial market conditions, U.S. trade policy and tariffs and worldwide reactions thereto, inflation, changes in governmental regulations that affect the Company or the operations of the Company’s fleet, increased competition in the offshore drilling industry, the review of competition authorities, the impact of global economic conditions and global health threats, pandemics and epidemics, our ability to maintain relationships with suppliers, customers, employees and other third parties, our ability to maintain adequate financing to support our business plans, our ability to successfully complete and realize the intended benefits of any mergers, acquisitions and divestitures, and the impact of other strategic transactions, our liquidity and the adequacy of cash flows to satisfy our obligations, future activity under and in respect of the Company’s share repurchase program, our ability to satisfy (or timely cure any noncompliance with) the continued listing requirements of the New York Stock Exchange, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard, construction and other delays, the results of meetings of our shareholders, political and other uncertainties, including those related to the conflicts in Ukraine and the Middle East, and any related sanctions, the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies, including any litigation related to acquisitions or dispositions, the concentration of our revenues in certain geographical jurisdictions, limitations on insurance coverage, our ability to attract and retain skilled personnel on commercially reasonable terms, the level of expected capital expenditures, our expected financing of such capital expenditures and the timing and cost of completion of capital projects, fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy, tax matters, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate, customs and environmental matters, the potential impacts on our business resulting from decarbonization and emissions legislation and regulations, the impact on our business from climate change generally, the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems, and other important factors described from time to time in the reports filed or furnished by us with the SEC.
The foregoing risks and uncertainties are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. In many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to any person(s) acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by securities law.
Investors should note that we announce material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, we may use the Investors section of our website (www.seadrill.com) to communicate with investors, and we intend to post presentations and fleet status reports there, among other things. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of, and is not incorporated into, this news release. Furthermore, references to our website URLs are intended to be inactive textual references only.

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Exhibit 99.1
SEADRILL LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(In $ millions, except per share data)	2025	2024	2025	2024
Operating revenues
Contract revenues	273	204	1,089	1,009
Reimbursable revenues (1)	16	15	58	70
Management contract revenues (1)	65	62	254	247
Leasing revenues (1)	8	8	33	54
Other revenues (1)	—	—	3	5
Total operating revenues	362	289	1,437	1,385
Operating expenses
Vessel and rig operating expenses	(186)	(164)	(736)	(681)
Reimbursable expenses	(16)	(15)	(58)	(68)
Depreciation and amortization	(69)	(45)	(238)	(168)
Management contract expenses	(45)	(51)	(232)	(175)
Merger and integration related expenses	(1)	(17)	(2)	(24)
Selling, general and administrative expenses	(27)	(31)	(103)	(107)
Total operating expenses	(344)	(323)	(1,369)	(1,223)
Other operating items
Loss on impairment of long-lived assets	(22)	—	(22)	—
Gain on disposals	1	31	1	234
Other operating income	—	—	—	16
Total other operating items	(21)	31	(21)	250
Operating (loss)/profit	(3)	(3)	47	412
Financial and other non-operating items
Interest income	3	5	14	25
Interest expense	(16)	(15)	(61)	(61)
Equity in (losses)/earnings of equity method investments (net of tax)	(13)	4	(10)	(9)
Other financial and non-operating items	(10)	(23)	(41)	(34)
Total financial and other non-operating items, net	(36)	(29)	(98)	(79)
(Loss)/profit before income taxes	(39)	(32)	(51)	333
Income tax benefit/(expense)	29	133	(26)	113
Net (loss)/income	(10)	101	(77)	446
Basic (LPS)/EPS ($)	(0.16)	1.58	(1.24)	6.56
Diluted (LPS)/EPS ($)	(0.16)	1.54	(1.24)	6.37
(1) Includes revenue from related parties of $82 million and $317 million, for the three months and year ended December 31, 2025, respectively, and $73 million and $319 million for the three months and year ended December 31, 2024, respectively.

5

Exhibit 99.1
SEADRILL LIMITED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In $ millions, except share data)	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	339	478
Restricted cash	26	27
Accounts receivables, net	162	193
Other current assets	231	230
Total current assets	758	928
Non-current assets
Equity method investment	58	68
Drilling units	2,969	2,946
Deferred tax assets	44	63
Equipment	8	5
Other non-current assets	110	146
Total non-current assets	3,189	3,228
Total assets	3,947	4,156
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	61	118
Other current liabilities	313	383
Total current liabilities	374	501
Non-current liabilities
Long-term debt	613	610
Deferred tax liabilities	14	11
Other non-current liabilities	88	116
Total non-current liabilities	715	737
Shareholders' equity
Common shares of par value $0.01 per share: 375,000,000 shares authorized as of December 31, 2025 (December 31, 2024: 375,000,000) and 62,374,171 issued as of December 31, 2025 (December 31, 2024: 62,154,422)	1	1
Additional paid-in capital	1,986	1,969
Accumulated other comprehensive income	1	1
Retained earnings	870	947
Total shareholders' equity	2,858	2,918
Total liabilities and shareholders' equity	3,947	4,156

Exhibit 99.1
SEADRILL LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year ended December 31,
(In $ millions)	2025	2024
Cash flows from operating activities
Net (loss)/income	(77)	446
Adjustments to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Depreciation and amortization	238	168
Gain on disposal of assets	(1)	(234)
Equity in losses of equity method investments (net of tax)	10	9
Loss on impairment of long-lived assets	22	—
Deferred tax expense/(benefit)	22	(13)
Amortization of bond issuance costs	3	4
Share based compensation expense	20	17
Other	23	5
Other cash movements in operating activities
Additions to long-term maintenance	(213)	(261)
Changes in operating assets and liabilities
Accounts receivable, net	23	29
Trade accounts payable	(47)	65
Prepaid expenses	7	(24)
Deferred revenue	(8)	22
Deferred contract costs	45	(92)
Related party receivables	—	9
Other assets	(9)	2
Other liabilities	(86)	(64)
Net cash (used in)/provided by operating activities	(28)	88
Cash flows from investing activities
Additions to drilling units and equipment	(110)	(157)
Proceeds from disposal of assets	1	383
Other	(4)	—
Net cash (used in)/provided by investing activities	(113)	226
Cash flows from financing activities
Taxes withheld on employee stock transactions	(3)	—
Shares repurchased	—	(532)
Net cash used in financing activities	(3)	(532)
Effect of exchange rate changes on cash	4	(5)
Net decrease in cash and cash equivalents, including restricted cash	(140)	(223)
Cash and cash equivalents, including restricted cash, at beginning of the period	505	728
Cash and cash equivalents, including restricted cash, at the end of period	365	505
Supplementary disclosure of cash flow information
Interest paid	(53)	(54)
Net taxes paid	(12)	(17)

Exhibit 99.1
Appendix I - Reconciliation of Net loss to Adjusted EBITDA (Unaudited)
Adjusted EBITDA represents Net loss before depreciation and amortization, loss on impairment of long-lived assets, gain on disposals, taxes, total financial and non-operating items, other income and similar non-cash charges. Additionally, in any given period, the Company may have significant, unusual or non-recurring items which may be excluded from Adjusted EBITDA for that period. When applicable, these items are fully disclosed and incorporated into the reconciliation provided below. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total operating revenues. Adjusted EBITDA excluding Reimbursables, represents Adjusted EBITDA, excluding Reimbursable revenues and Reimbursable expenses. Adjusted EBITDA Margin excluding Reimbursables represents Adjusted EBITDA excluding Reimbursables as a percentage of Total operating revenues excluding Reimbursable revenues.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables are non-GAAP financial measures. The Company believes that the aforementioned non-GAAP financial measures assist investors by excluding the potentially disparate effects between periods of depreciation and amortization, income tax benefit/expense, total financial items and non-operating items, merger and integration related expenses, loss on impairment of long-lived assets, gain on disposals and other adjustments specified, which are affected by various and possibly changing financing methods, capital structure and historical cost basis and which may significantly affect Net (loss)/income between periods.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables should not be considered as alternatives to Net loss or any other indicator of Seadrill Limited’s performance calculated in accordance with GAAP. Because the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

The tables below reconcile Net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables.

(In $ millions, unless otherwise indicated)	Three months ended December 31, 2025	Three months ended September 30, 2025	Year ended December 31, 2025
Net loss (a)	(10)	(11)	(77)
Depreciation and amortization	69	58	238
Loss on impairment of long-lived assets	22	—	22
Gain on disposals	(1)	—	(1)
Sonadrill fees claim - pre-2025 impact (1)	—	1	44
Income tax (benefit)/expense	(29)	11	26
Total financial and other non-operating items, net	36	26	98
Merger and integration related expenses	1	1	2
Other adjustments (2)	—	—	1
Adjusted EBITDA (b)	88	86	353
Total operating revenues (c)	362	363	1,437
Net loss margin (a)/(c)	(2.8)%	(3.0)%	(5.4)%
Adjusted EBITDA margin (b)/(c)	24.3%	23.7%	24.6%

(In $ millions, unless otherwise indicated)	Three months ended December 31, 2025	Three months ended September 30, 2025
Adjusted EBITDA (b)	88	86
Reimbursable revenues	(16)	(11)
Reimbursable expenses	16	11
Adjusted EBITDA excluding Reimbursables (d)	88	86
Total operating revenues (c)	362	363
Reimbursable revenues	(16)	(11)
Total operating revenues excluding Reimbursable revenues (e)	346	352
Adjusted EBITDA margin excluding Reimbursables (d)/(e)	25.4%	24.4%
(1) Increase to estimated liability for Sonadrill fees claim following unfavorable legal ruling, primarily for fees related to pre-2025 periods.
(2) Primarily related to costs associated with the closure of the Company's London office, announced in 2023.

Exhibit 99.1
Appendix II - Contract Revenues Supporting Information (Unaudited)(1)

	Three months ended December 31, 2025	Three months ended September 30, 2025
Average number of rigs on contract(2)	10	10
Average contractual dayrates(3) (in $ thousands)	319	330
Economic utilization(4)	91.0%	91.1%

(1) Excludes three drillships managed on behalf of Sonadrill (West Gemini, Sonangol Quenguela, Sonangol Libongos).
(2) The average number of rigs on contract is calculated by dividing the aggregate days the Company's rigs were on contract during the reporting period by the number of days in that reporting period.
(3) The average contractual dayrate is calculated by dividing the aggregate contractual dayrates during a reporting period by the aggregate number of days for the reporting period.
(4) Economic utilization is defined as dayrate revenue earned during the period, excluding bonuses, divided by the contractual operating dayrate, multiplied by the number of days on contract in the period. If a drilling unit earns its full operating dayrate throughout a reporting period, its economic utilization would be 100%. However, there are many situations that give rise to a dayrate being earned that is less than the contractual operating rate, such as planned downtime for maintenance. In such situations, economic utilization reduces below 100%.